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                                                                    EXHIBIT 23.2

CONSENT OF DELOITTE & TOUCHE LLP


We consent to the incorporation by reference in Registration Statements No. 333-03284, 333-20897, 333-00454, 33-41248, 33-85798 and 33-96762 on Form S-8 and
333-07783 on Form S-1 of PLATINUM technology, inc. of our report dated April 28, 1995, relating to the consolidated financial statements of Trinzic Corporation, appearing in the Annual Report on Form 10-K of PLATINUM technology, inc. for the year ended December 31, 1996.


                           /s/ Deloitte & Touche LLP

                             DELOITTE & TOUCHE LLP

San Jose, California
March 26, 1997